PROMISSORY NOTE

US$23,100.00                                                                                                                         May 31, 2016

FOR VALUE RECEIVED, the undersigned, NATION ENERGY INC. (the “Borrower”), promises to pay to the order of JOHN R. HISLOP (the “Lender”) the principal sum of TWENTY-THREE THOUSAND ONE HUNDRED DOLLARS (US$23,100.00) in lawful currency of the United States (the “Principal Sum”), together with interest thereon as herein provided.

The Principal Sum or such amount as shall remain outstanding from time to time and shall bear interest, thereon, calculated quarterly, not in advance, at a rate of fifteen percent (15%) per annum upon demand by the Lender, both before and after each of maturity, default and judgment commencing effective May 31, 2016.  In the event of any partial repayment made on the Principal Sum, such payments shall be applied firstly towards accrued interest and then towards the Principal Sum.

The Principal Sum and all accrued and unpaid interest at the rate aforesaid will become due and payable on May 31, 2023 (the “Term”).  Extension of time of payment of all or any part of the amount owing hereunder at any time or times and failures of the Lender to enforce any of their rights or remedies hereunder shall not release the Borrower from its obligations hereunder or constitute a waiver of the rights of the Lender to enforce any rights and remedies therein.

On default in payment of any sum due hereunder for the Principal Sum or interest or after 15 days’ notice of Default to the Borrower, the unpaid balance of the Principal Sum and all accrued interest thereon shall at the option of the Lender forthwith become due and payable.

This Promissory Note shall be governed by the laws of the Province of British Columbia.

The undersigned will have the privilege of prepaying in whole or in part the Principal Sum and accrued interest.

Presentment, protest, notice of protest and notice of dishonour are hereby waived.

                                                                                NATION ENERGY INC.

/s/ John R. Hislop                                                   /s/ Carmen J. Lotito
JOHN R. HISLOP                                                  CARMEN J. LOTITO, Vice President